UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): February 8, 2006

GRAFTECH INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13888	06-1385548
(State or Other	(Commission File Number)	(I.R.S. Employee
Jurisdiction of Incorporation)		Identification Number)

12900 Snow Road
Parma, Ohio 44130

(Address of Principal Executive Offices, including Zip Code)

        Registrant’s Telephone Number, including Area Code: 216-676-2000

1521 Concord Pike
Brandywine West, Suite 301,
Wilmington, Delaware 19803

(Former Name or Former Address, if Changed Since Last Report)

             Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition.
Item 2.05.     Costs Associated with Exit or Disposal Activities.
Item 2.06.     Material Impairments.

        GrafTech International Ltd. (“GrafTech” or the “Company”) hereby incorporates by reference the contents of the press release, dated February 8, 2006. A copy of this press release is furnished herewith as Exhibit 99.1. It shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

        Among other things, the press release announces the following actions:

o	Planned restructuring of the Company’s cathode production facility in Notre Dame, France, expected to result in the termination of about 177 employees and incurrence of approximately $7.2 million in exit costs in fiscal 2006, the majority of which is related to severance. The restructuring is expected to be completed by the end of 2006;

o	Planned restructuring of the Company's cathode production facility in Salvador, Brazil, expected to result in the termination of about 8 employees and incurrence of approximately $0.7 million in exit costs in fiscal 2006, the majority of which is related to severance. The restructuring is expected to be completed by the end of September 2006;

o	Reaffirmed previously announced plans to close a graphite electrode machine shop in Clarksville, TN and relocate its operations to a low-cost facility in Mexico, expected to result in the termination of about 29 employees and incurrence of approximately $2.8 million in exit costs, of which approximately $1.2 million is related to severance and severance related costs, including benefits continuation. Of the $2.8 million in exit costs, approximately $2.1 million will be incurred in fiscal 2006 with the balance in fiscal 2007. This relocation is expected to be completed by September 2006;

o	Reaffirmed previously announced plans to consolidate administrative offices currently dispersed in Wilmington, DE, Etoy, Switzerland and Clarksville, TN in a centralized headquarters in Parma, Ohio, expected to result in the termination of about 10 employees and incurrence of approximately $0.4 million in exit costs in fiscal 2006, the majority of which is related to severance. This consolidation is expected to be completed by March 31, 2006;

o	Reaffirmed previously announced plans to close a machine shop in Caserta, Italy, expected to result in the termination of 24 employees and incurrence of $4.9 million in exit costs, the majority of which is related to severance. Of the $4.9 million in exit costs, approximately $3.9 million will be incurred in fiscal 2006 with the balance in fiscal 2007. This closure is expected to be completed by June 2006; and

o	Reaffirmed previously announced plans to close a facility in Vyazma, Russia, expected to result in the termination of 492 employees, incurrence of $2.4 million in exit costs in fiscal 2006, the majority of which is related to severance. This closure is expected to be completed by the end of 2006.

        The Company has decided to take these actions in order to achieve substantial expected future cost savings.

        In the aggregate, these actions are expected to result in annualized recurring cost savings of $20 million to $22 million. Approximately 25 percent of the savings are expected to be realized in 2006, with the full benefit of the savings realized in 2007 and beyond.

        In the aggregate, the Company expects to record expenses of approximately $10 million related to these actions in the 2005 fourth quarter. GrafTech expects to record an additional $7 million in 2006 and $2 million in 2007. Cash expenditures related to these actions of $17 million are expected in 2006, with the remaining $2 million in 2007.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press release of GrafTech International Ltd., dated February 8, 2006.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GRAFTECH INTERNATIONAL LTD.

Date: February 8, 2006	By:/s/ Karen G. Narwold Karen G. Narwold Vice President, General Counsel, Human Resources & Secretary

EXHIBIT INDEX

99.1	Press release of GrafTech International Ltd., dated February 8, 2006.